LEASE AGREEMENT



This Lease Agreement by and between 56 Utica L.L.C.. (hereinafter referred to as "Landlord"), and Quad City Bank And Trust Company (hereinafter referred to as "Tenant").

In consideration of the mutual covenants and agreements contained herein, Landlord and Tenant agree as follows:

  1. BASIC PROVISIONS AND DEFINITIONS: The following, whenever used in this Lease, with the first letter of each word capitalized, shall have the meaning set forth in this paragraph, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere herein:

       (a) Common Areas: The parking areas, driveways, sidewalks and all other areas and improvements which may be provided by the Landlord for the general use in common of tenants in the Building, their officers, agents, employees and customers and all lighting facilities incident thereto, as such areas and facilities may be changed from time to time in the discretion of the Landlord.

       (b) Building: The Building of which the Premises are a part, owned by Landlord and located at the southeast corner of 56th Street and Utica Ridge Road in Davenport, Iowa and known as The Shoppes At Gentry Place ("Real Estate"), legally described as set forth on Exhibit A, attached hereto and incorporated herein by reference.

       (c) Premises and Exterior Premises: The space in the Building hereby leased to Tenant by Landlord in accordance with Paragraph 2 below, consisting of 5,952 square feet and identified more particularly on Exhibit B, which is attached hereto and incorporated herein by reference and approximately 2,175 square feet in the lower level for the purpose of storage and related uses and shall be referred to as the "Premises". Premises shall also include an outside area located immediately South and adjacent to the interior Premises and measurs approximately 38' X 350' to accommodate Tenant's drive up facility and shall hereinafter be referred to as the "Exterior Premises. Further, the Premises shall include a portion of The lower level space shall consist of. The annual rent for this space shall be $3.00 per square foot per annum for the primary term of this lease and paid monthly as additional rent. The lower level space shall not be included in the calculation of Tenant's pro-rata share of the Common Area Charge.

       (d) Site: The Building, Real Estate and all Common Areas and other improvements located on the Real Estate.

       (e)  Date of Lease: June 29, 2000.

       (f) Date of Possession: Upon notice from Landlord that the Premises have been completed (other than the improvements to be completed pursuant to Paragraph 15 below).

       (g)  Landlord's Address:

                  56 Utica L.L.C.

                  5525 Utica Ridge Road
                  Suite 400
                  Davenport, IA 52807

       (h)  Tenant's Address:

                  Quad City Bank And Trust Company

                  3551 - 7th Street
                  Suite 100
                  Moline, IL  61265

       (i) Lease Term: The Lease Term shall commence sixty (60) days following the notice referenced in Paragraph 1(f) above with the provision that the lease term will commence earlier if tenant can commence its business operations at an earlier date, and shall terminate ten (10) years from such date, unless sooner terminated as provided herein.

       (j) Base Rent: The annual Base Rent for the 5,952 square fee shall be in the amounts set forth below:

                  Years 1-5                 $15.50   per square foot
                  Years 6-8                 $16.00   per square foot
                  Years 9-10                $16.50  per square foot

            The annual rent for the 2,175 square feet in the lower level space shall be $3.00 per square foot per annum for the primary term of this lease The lower level space shall not be included in the calculation of Tenant's pro-rata share of the Common Area Charge.

            In addition, the Base Rent shall include the cost to acquire additional land and concrete paving, costs associated with the building structural construction to accommodate Lessee's drive through facility, canopy and ATM facility which shall be amortized over the primary term of this Agreement at an interest rate of 8.0%. The expense for the additional land shall not exceed $93,002 unless approved in writing by Tenant. The expense for the drive through facility, canopy and ATM facility, excluding land shall not exceed $127,801 unless approved in writing by Tenant

            The Base Rent shall be payable in equal monthly installments, in advance, on the first day of each month, adjusted as provided in Paragraph 5(c) below.

       (k) Permitted Use: Tenant shall be allowed to use the Premises for operation of a commercial banking operation and financial services firm, including exterior drive through facility, however, said use shall be in keeping with the restrictive covenants of the Project. Landlord shall not unreasonably withhold approval of a proposed Tenant use. Landlord hereby grants to Tenant the exclusive right to operate a commercial banking operation and financial services firm in the Project known as The Shoppes At Gentry Place.

  2. DEMISED PREMISES: Landlord does hereby lease to Tenant and Tenant does hereby lease from Landlord the Premises described herein.

  3. LEASE TERM: (a) TO HAVE AND TO HOLD the Premises for the period set forth in Paragraph 1 of this Lease unless sooner terminated or extended as hereinafter provided.

       (b) So long as Tenant is not in default of any terms or conditions of the lease agreement, then Tenant shall have the option to renew the lease for two (2) periods of five (5) years. The Annual Rent for the Option Periods shall be negotiated at exercise of the option period(s). The renewal rent for the exterior Premises shall be negotiated at the same time as the Interior Premises. The Lessee shall exercise its Option to renew this lease 180 days prior to the end of the lease term or extended lease term by written notice to Lessor.

  4. COMMENCEMENT OF LEASE TERM: The Commencement Date of the Lease Term shall be the date as determined in accordance with Paragraph 1(i) of this Lease.

  5. ADDITIONAL RENT AND ADJUSTMENTS: (a) In addition to the Base Rent, all other payments to be made by Tenant hereunder, shall be deemed for the purpose of securing their collection to be Additional Rent under this Lease, whether so designated or not, and shall be due and payable on demand or together with the next succeeding installment of the Base Rent, whichever shall first occur; and Landlord shall have the same rights and remedies upon Tenant's failure to pay the same as for the non-payment of the Base Rent.

       (b) In the event the Commencement Date of the Lease Term is other than the first day of a calendar month, the Base Rent, and other charges reserved under this Lease or the portion of such partial month shall be prorated based on a thirty (30) day month and shall be paid on the Commencement Date of the Lease Term.

  6.   COMMON AREA, INSURANCE AND COMMON AREA CHARGES:

       (a) Landlord hereby grants to Tenant and Tenant's employees, agents, customers and invitees the right, during the term hereof, to use, in common with others granted the use thereof, the appropriate Common Areas within the limits of the Site. Landlord shall operate, manage and maintain, during the term of this Lease, all Common Areas within the Site. The manner in which such areas and facilities shall be maintained and the expenditures therefor shall be at the sole discretion of Landlord. The use of such areas and facilities shall be subject to such reasonable regulations as Landlord shall make from time to time. Tenant agrees to cause its employees to park in such areas as may be designated by Landlord for employee parking.

       (b) From the Date of the Lease and throughout the Lease Term, Tenant shall pay to Landlord, as Additional Rent, a "Common Area Charge," which shall be Tenant's proportionate share of all costs and expenses of every kind and nature paid or incurred by Landlord in operating, maintaining and repairing the Common Areas and insuring the Site. Such costs and expenses shall include, but not be limited to, costs of repairing, maintaining and replacing all common area improvements; providing public liability, property damage, fire and extended coverage and such other insurance as Landlord deems appropriate; personal property taxes, fire protection and fire hydrant charges, water and sewer charges, utility charges, licenses and permit fees. Tenant's Common Area Charge shall include fees for management of the Building or the Premises. Tenant's Common Area Charge shall be determined by multiplying the total cost incurred by Landlord by a fraction, the numerator of which shall be the number of square feet of floor area of the Premises and the denominator of which shall be the gross leasable area of the Building. Inclusive with the taxes and assessments to be paid by Tenant pursuant to Paragraph 18 of this Lease, Landlord estimates that the Common Area Charge to Tenant to be paid during the first year of the Lease Term shall be $3.85 per square foot leased.

       (c) Pursuant to Paragraph 5 above, Tenant's Common Area Charge shall be paid in monthly installments on the first day of each month, with Tenant's payment of Base Rent, in an amount to be estimated by Landlord, which estimate shall be subject to change by Landlord from time to time. Following the end of the period used by Landlord in estimating Landlord's cost, Landlord shall furnish to Tenant a statement of the actual amount of Tenant's proportionate share of such Common Area Charge for such period. Within ten (10) days thereafter, Tenant shall pay to Landlord or Landlord shall remit to Tenant, as the case may be, the difference between the estimated amounts paid by Tenant and the actual amount of Tenant's Common Area Charge for such period as shown by such statement. Landlord shall allow Tenant, upon written request, to review any and all supporting documentation used by Landlord in arriving at the Common Area Charge. Since it is unlikely that the Davenport City Assessor will break out the assessment between the building and the Exterior Premises, for purposes of computing the real estate taxes relating to the Additional Premises, the completed cost of the land and improvements for the Exterior Premises as a percentage of the total cost of the land and building cost of the project (computed separately for land and improvements) shall be multiplied by the assessed value to determine the proportional share of the real estate taxes attributable to the Exterior Premises.

       (d) Notwithstanding anything to the contrary set forth above, Tenant's Common Area charge shall include 100% of any and all costs or expenses relating to maintenance of the Exterior Premises and the surrounding area as shown on Exhibit B attached hereto and incorporated herein by reference.

       (e) For the purposes of this Agreement, Lessee's pro-rata share of the Common Area Charge shall be calculated using Lessee's leased square footage of its interior Premises, set forth herein as 5,952 SF, as the numerator and the total leaseable square footage of the project, set forth herein as 24,456 square feet, as the denominator. The 2,175 square feet of space in the lower level shall not be included in computing Tenant's share of the Common Area Charge. Lessee's pro-rata share of the interior Premises is 24.34%. In addition, Tenant's Common Area Charge shall include 100% of the charges and expenses relating to the Exterior Premises.

  7. PAST DUE RENTS: If Tenant shall fail to pay any Base Rent, Additional Rents or other charges within ten (10) days after the same become due and payable, such unpaid amounts shall bear interest from the due date thereof to the date of payment at the rate of eighteen percent (18%) per annum ("Default Interest Rate"), provided, however, that such Default Interest Rate shall not exceed the maximum legal rate of interest allowed to be charged to Tenant under any applicable law of the State of Iowa.

  8. PLACE OF PAYMENTS: All payments required to be paid by Tenant to Landlord shall be made payable to the order of the Landlord, and all such payments shall be delivered to Landlord's Address.

  9. TENANT'S INSTALLATIONS: Tenant shall fully equip the Premises with all trade fixtures and equipment necessary for the proper operation of the Tenant's business.

  10. PERMITTED USE: Tenant agrees to and shall use the Premises solely for the purpose of conducting the Permitted Use and for no other business or purpose except with Landlord's prior written consent.

  11.  LAWS, WASTE OR NUISANCE:

       (a) Tenant agrees, at Tenant's own cost and expense: (i) to comply with all present and future governmental laws, ordinances, orders and regulations concerning Tenant's use of the Premises and (ii) to comply with all present and future rules, regulations and recommendations of the Board of Fire Underwriters, Landlord's insurance carriers and organizations establishing insurance rates concerning Tenant's use of the Premises (including Tenant's alterations and additions thereto).

       (b) Tenant further agrees not to suffer, permit or commit any waste, nor to allow, suffer or permit any odors, vapors, steam, water, vibrations, noises or undesirable effects to emanate from the Premises or any equipment or installation therein or otherwise to allow, suffer or permit the Premises or any use thereof to constitute a nuisance. Tenant hereby further agrees to indemnify and save Landlord free and harmless of and from all fines, claims, demands, actions, proceedings, judgments and damages (including court costs and reasonable attorneys' fees) of any kind or nature by anyone whomsoever arising or growing out of any breach or non-performance by Tenant of the covenants contained in this Paragraph.

  12. SIGNS: Tenant may, at its own cost and expense, install a suitable identification sign on the Building of such size, design and character as permitted by the Declaration of Protective Covenants for Crow Valley Plaza Business Park recorded on April 29, 1993 as Document No. 10843-93 and as Landlord shall first approve in writing. Tenant shall maintain any such sign or other installation in good condition and repair. Other than such permitted sign, Tenant shall not place or install or suffer to be placed or installed or maintain any sign upon or outside the Premises or Building. Landlord may place a "For Sale" and "For Rent" sign on the Building or Site with in one hundred eighty (180) days from expiration of the initial Lease Term or any extended term. Landlord shall place one (1) monument sign on the Site which identifies the Building and all of the tenants thereof, which shall be on Utica Ridge Road.

  13. ASSIGNMENT AND SUBLETTING: Tenant may sublet the Premises in part or in its entirety or assign this Lease in part or entirely only with the prior written permission and consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding anything to the contrary in this Paragraph 13, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or sublet the Premises or any part thereof, to any successor resulting from merger or consolidation or to any entity under common control of Tenant.

  14.  REPAIRS:

       (a) Landlord shall not be required to make any repairs or improvements of any kind upon or to the Premises, except for necessary structural maintenance and repairs to the roof, walls, floors and foundations of the Building of which the Premises forms a part and repairs to utilities providing service from off-site to the Building, unless the necessity for any of such repairs shall have been occasioned by any action, omission to act or negligence of Tenant, its assignees, subtenants, invitees, concessionaires or licensees, or their respective employees, agents, or contractors, in which event Tenant agrees to make such repairs, at Tenant's own cost and expense.
            Landlord shall not be required to commence any such repair until after notice from Tenant that the same is necessary, which notice, except in case of an emergency, shall be in writing and shall allow Landlord a reasonable time in which to commence and complete such repair. Landlord shall use reasonable efforts to do said repair work with minimum inconvenience, annoyance, disturbance or loss of business to Tenant, as may be reasonably possible under the circumstances consistent with accepted construction practice in the vicinity; and so that such work shall be expeditiously completed, but in no event shall Landlord be required to incur any additional expenses for work to be done during hours or days other than regular business hours and days. Tenant shall be responsible for repairs to the HVAC, plumbing and electrical systems, and for improvements made by Tenant.

       (b) Subject to the provisions of subsection (a) of this Paragraph, Tenant agrees at Tenant's own cost and expense to keep and maintain the Premises including the build out improvements and each and every part thereof in good repair, order and condition and to make all repairs and replacements thereto, and to the fixtures and equipment therein and the appurtenances thereto, including without limiting the generality of the foregoing, interior walls, partitions and the lighting, electrical, heating, air conditioning, plumbing, and sewerage systems, equipment, fixtures and facilities within and serving the Premises, and the floor slab and that portion of any pipes, lines, ducts, wires or conduits installed by Landlord or Tenant contained under, above or within, and exclusively serving, the Premises. Tenant shall keep and maintain the Premises in a first-class and attractive condition throughout the Lease Term. Tenant shall replace all damaged or broken glass with glass of equal quality with that broken or damaged, except in the case of damage or destruction by fire or other insurable casualty or by eminent domain, the obligations of Landlord and Tenant shall be controlled as hereinafter provided.

  15. TENANT IMPROVEMENTS: Tenant shall make certain improvements to the Premises, subject to Landlord's agreement to pay for said improvements in an amount not to exceed $148,800.00, and further subject to Tenant's submittal of plans for such improvements to Landlord for Landlord's approval at least two (2) weeks prior to actual construction of the improvements. All other improvements shall be at the expense of Lessee pursuant to Lessee's specifications. Said other improvements shall include but not be limited to, costs to acquire additional land and concrete paving, costs associated with the building structural construction to accommodate Lessee's drive through facility, canopy and ATM facility. These additional improvements shall be paid as additional rent and amortized over the primary term of this Agreement at an interest rate of 8.0%. Landlord shall use its best efforts to provide Tenant with notice of the date when Tenant shall have access to the Premises to begin construction of such improvements, to allow for timely notice by Tenant to Landlord as set forth above.

  16.  COVENANT AGAINST LIENS:

       (a) Tenant shall do all things necessary to prevent the filing of any mechanics, or other liens against the Premises by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Tenant, or anyone holding the Premises, or any part thereof, through or under Tenant. If any such lien shall at anytime be filed, Tenant shall either cause the same to be vacated and cancelled of record within thirty (30) days after the date of the filing thereof or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security, by surety bond or otherwise as is prescribed by law to release the same as a lien against the real property and to prevent any foreclosure of such lien during the pendency of such contest. If Tenant shall fail to vacate or release such lien in the manner and within the time period aforesaid, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default, Landlord may, but shall not be obligated to, vacate or release the same either by paying the amount claimed to be due or by procuring the release of such lien by giving security or in such other manner as may be prescribed by law. Tenant shall repay to Landlord, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this Paragraph, including Landlord's cost and expenses and reasonable attorney's fees incurred in connection therewith.

       (b) Landlord shall do all things necessary to prevent the filing of any mechanics' or other liens against the Premises by reason of any work, labor, services or materials performed or supplied or claimed to have been performed or supplied to Landlord, or anyone holding the Premises, or any part thereof, through or under Landlord.

  17.  UTILITIES:

       (a) Tenant shall pay all charges for utilities including water, gas, electricity, sewers and telephone supplied to or serving the Premises. Landlord shall not be liable in damages or otherwise for any interruption in the supply of any utility to the Premises nor shall any such interruption constitute any ground for an abatement of any of the rents reserved hereunder. Tenant shall not at any time overburden or exceed the capacity of the mains, feeders, ducts, conduits or other facilities by which such utilities are supplied to, distributed in or serve the Premises. If Tenant desires to install any equipment which shall require additional utility facilities or utility facilities of a greater capacity than the facilities to be provided by Landlord, such installation shall be subject to Landlord's prior written approval of Tenant's plans and specifications therefor.

       (b) Landlord shall be responsible for providing meters or other devices for the measurement of utilities supplied to the Premises, Tenant shall be solely responsible for and promptly pay, when due and payable, all charges for water, sewer, electricity, gas, telephone and any other utility used or consumed in the Premises.

  18.  TAXES AND ASSESSMENTS:

       (a) From the Date of the Lease and throughout the Lease Term, Tenant agrees to pay, as additional rent, Tenant's proportionate share of all real estate taxes and assessments, both general and special, levied against the Real Estate, Building and all other improvements which may be added thereto or constructed within the Site. Tenant's proportionate share shall be the total amount of such taxes and assessments multiplied by a fraction, the numerator of which shall be the number of square feet of floor area within the Premises and the denominator of which shall be the gross leasable area of the existing Building within the Site at the time such taxes were levied or assessed. Should any governmental taxing authority levy, assess or impose any tax, excise or assessment (other than income or franchise tax) upon or against the rentals payable by Tenant to Landlord, either by way of substitution for or in addition to any existing tax on the Real Estate, Building or otherwise, Tenant shall be responsible for and shall pay any such tax, excise or assessment or shall reimburse Landlord for the amount thereof, as the case may be. Tenant shall be responsible for 100% of the real estate tax liability for the Exterior Premises.

       (b) Pursuant to Paragraph 5 above, during the Lease Term, Tenant shall pay to Landlord, monthly on the first day of each month, with Tenant's payment of Base Rent due hereunder, an amount equal to one-twelfth (1/12) of Tenant's proportionate share of real estate taxes and assessments for the current tax year, as reasonably estimated by Landlord based upon the prior year's tax assessments. If Tenant's proportionate share of taxes with respect to any tax year is less than the total amount theretofore paid by Tenant for such period, the excess shall be credited against the payments with respect to real estate taxes next becoming due. If Tenant's proportionate share of taxes for any tax year exceeds the total amount theretofore paid by Tenant for such period, Tenant shall, within ten (10) days of receipt of Landlord's invoice therefor, pay to Landlord the difference between the estimated amount paid by Tenant and Tenant's actual proportionate share of real estate taxes and assessments.

  19.  INDEMNITY:

       (a) Tenant hereby agrees to defend, pay, indemnify and save free and harmless Landlord, from and against any and all claims, demands, fines, suits, actions proceedings, orders, decrees and judgments of any kind or nature by or in favor of anyone whomsoever and from and against any and all costs and expenses, including reasonable attorney's fees, resulting from or in connection with loss of life, bodily or personal injury or property damage arising, directly or indirectly, out of or from or on account of any occurrence in, upon, at or from the Premises or occasioned wholly or in part through the use and occupancy of the Premises or any improvements therein or appurtenances thereto, or by any act or omission or negligence of Tenant or any subtenant, concessionaire or licensee of Tenant, or their respective employees, agents or contractors in, upon, at or from the Premises or its appurtenances; except nothing herein mentioned shall excuse or exculpate Landlord or its employees, agents or contractors from its or their negligence; and in such case the indemnification and hold harmless provided herein shall not apply.

       (b) Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto solely at their own risk and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption, arising, directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

       (c) Landlord shall not be responsible or liable for damages at any time for any defects, latent or otherwise, in the Building, any improvements or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable for damages at any time for loss of life, or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, leaking, running, seeping, overflowing or backing up to water, steam, gas, sewage, snow or ice in any part of the Premises or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence in the occupancy, construction, operation or use of the Building or improvements, including the Premises, or any of the equipment, fixtures, machinery, appliances or apparatus therein.

  20.  ENVIRONMENTAL REPRESENTATIONS AND WARRANTIES:

       (a) The use of the Premises shall at all times comply with, and Tenant shall not be in violation of, in connection with its use, maintenance or operation of the Premises and the conduct of the business related thereto, any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses and permits of all governmental authorities relating to environmental matters, including by way of illustration and not by way of limitation, (i) the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Resource Conservation and Recovery Act of 1976, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (and any amendments or extensions thereof), and the Toxic Substances Control Act, and (ii) all other applicable environmental requirements.

       (b)  Without  limiting the generality of subparagraph  (a) above,  Tenant
            (i) will operate the Premises and will at all times receive, handle, use, store, treat, ship and dispose of all hazardous substances, petroleum products and other waste in strict compliance with all applicable environmental, health or safety statutes, ordinances, orders, rules, regulations or requirements, and (ii) will remove prior to the termination of this Lease from and off the Site, all hazardous substances, petroleum products and other waste.

       (c) No hazardous or toxic materials, substances, pollutants, contaminants or wastes will be released into the environment, or deposited, discharged, place or disposed of at, on or near the Premises, nor will the Premises be used at any time by any person as a landfill or a waste disposal site.

       (d) Tenant shall immediately notify Landlord of any notices of any violation of any of the matters referred to in subparagraph (a) through (d) relating to the Premises or its use.

       (e) At any time during the Lease term or thereafter, including after the termination of this Lease, Tenant covenants at its sole cost and expense, to remove or take remedial action with regard to any materials released to the environment at, on or near the Premises during the Lease term or extensions thereof for which any removal or remedial action is required pursuant to law, ordinance, order, rule, regulation or governmental action, provided that U) no such removal or remedial action shall be taken except after reasonable advance written notice to Landlord; and (ii) any such removal or remedial action shall be undertaken in a manner so as to minimize any impact on the Premises and the Site.

       (f) Tenant shall at all times retain any and all liabilities arising from the handling, treatment, storage, transportation or disposal of hazardous or toxic materials, substances, pollutants, contaminants, petroleum products or wastes by Tenant.

       (g) Tenant shall indemnify and hold Landlord harmless from and against any and all (i) liabilities, losses, claims, damages (including, without limitation, lost profits, consequential damages, interest, penalties, fines and monetary sanctions), and costs (hereinafter "Loss"), and (ii) attorneys, and accountants' fees and expenses, court costs and all other out-of-pocket expenses (hereinafter "Expense") incurred or suffered by Landlord by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty or covenant or the inaccuracy of any representation of Tenant contained or referred to in this Paragraph 20.

       (h) All representations, warranties, covenants, agreements and indemnities of Tenant shall survive the termination of this Lease and shall not be affected by any investigation by or on behalf of Landlord or by any information Landlord may have or obtain with respect thereto.

  21.  INSURANCE:

       (a) BY LANDLORD: Landlord agrees, during the Lease Term, to procure and maintain insurance against fire, vandalism and malicious mischief and such other perils as are from time to time included in a standard extended coverage endorsement insuring the Building.

       (b)  BY TENANT:

            (i) Tenant agrees to secure and keep in force from and after the Date of Possession and throughout the Lease Term, at Tenant's own cost and expense Comprehensive General Liability Insurance with a minimum limit of liability in an amount of One Million Dollars ($1,000,000.00); such insurance shall be issued in the names and for the benefit of Landlord and Tenant and shall contain an endorsement that Landlord, although named as an insured, nevertheless shall be entitled to recover under said policies for any loss or damage occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. The minimum limit of liability insurance may be increased during the Lease Term if Landlord deems the amount inadequate, in which event Landlord shall so notify Tenant, and Tenant shall obtain the additional insurance within thirty (30) days of said notice. In no event shall said increase require Tenant to obtain insurance with a limit of liability in an amount in excess of Three Million Dollars ($3,000,000.00). In the event such insurance coverage lapses at any time after termination of the Lease, Tenant shall purchase a "tail" policy to cover claims made after expiration of the policy and continuing until such time as any applicable statute of limitations period has expired.

            (ii) Tenant shall  procure and maintain  fire and extended  casualty insurance coverage in and to its insurable interest in the Premises. The said insurance shall provide coverage with respect to the Tenant's personal property, equipment and fixtures kept and maintained upon the Site, and, in the event of casualty loss covered by such insurance, Tenant shall be entitled to all of the proceeds of such insurance payable by reason of such loss.

       (c) Insurance required hereunder shall be in companies which shall be qualified to do business in the State of Iowa. Tenant shall procure and deliver to Landlord certification from the respective insurance companies indicating that the above insurance is in place. In the event Tenant fails to pay any premium due for the insurance required hereunder, Landlord may pay the same and charge Tenant for the amount so paid.

  22. CONDEMNATION: If, during the term (or any extension or renewal) of this Lease, all or a substantial part of the Premises are taken for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain or by purchase in lieu thereof, and the taking would prevent or materially interfere with the use of the Premises for the purpose for which they are then being used, this Lease shall terminate and the rent shall be abated during the unexpired portion of this Lease effective on the date physical possession is taken by the condemning authority. Tenant shall have no claim to the condemnation award, however, this paragraph shall not prohibit Tenant from making a claim for moving expenses or property owned by Tenant in any condemnation proceeding.

  23.  FIRE AND CASUALTY:

       (a) If the Premises should be totally destroyed by fire or other casualty, or if the Premises should be so damaged so that rebuilding cannot reasonably be completed within one hundred twenty (120) working days after the date of written notification by Tenant to Landlord of the destruction, this Lease shall terminate and the rent shall be abated for the unexpired portion of the lease, effective as of the date of the written notification.

       (b) If the Premises should be partially damaged by fire or other casualty, and rebuilding or repairs can reasonably be completed within one hundred twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, this Lease shall not terminate, but Landlord may at its sole risk and expense proceed with reasonable diligence to rebuild or repair the Building or other improvements to substantially the same condition in which they existed prior to the damage. If the Premises are to be rebuilt or repaired and are untenantable in whole or in part following the damage, and the damage or destruction was not caused or contributed to by act or negligence of Tenant, its agents, employees, invitees or those for whom Tenant is responsible, the rent payable under this Lease during the period for which the Premises are untenantable shall be abated to such an extent as may be fair and reasonable under the circumstances. In the event that Lessor fails to complete the necessary repairs or rebuilding within one hundred twenty (120) working days from the date of written notification by Tenant to Landlord of the destruction, Tenant may at its option terminate this Lease by delivering written notice of termination to Landlord, whereupon all rights and obligations under this Lease shall cease to exist.

  24.  DEFAULT:

       (a) If Tenant shall fail (i) to pay, when due, any rental, charge or other sum payable hereunder within ten (10) days after written notice shall have been given to Tenant; or (ii) to correct any default with respect to Paragraph 5 hereof within five (5) days after written notice of such default shall have been given to Tenant; or (iii) to keep, observe or perform any of the other terms, covenants and conditions herein to be kept, observed and performed by Tenant for more than thirty (30) days after written notice shall have been given to Tenant specifying the nature of such other default, or if such other default so specified shall be of such nature that the same cannot be reasonably cured or remedied within said thirty (30) day period, if Tenant shall not in good faith have commenced the curing or remedying of such default within such thirty
            (30) day period and shall not thereafter continuously and diligently proceed therewith to completion; or (iv) if Tenant should make default with respect to any other Lease between Landlord and Tenant, then and in any one or more of such events (herein referred to as an "Event of Default") Landlord shall have the rights and remedies as hereinafter set forth.

       (b) No re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease. Notwithstanding any such re-entry without termination, Landlord reserves the right to elect to terminate this Lease for such previous breach.

       (c) If an Event of Default shall occur and shall not be cured in the manner as herein provided (unless Tenant is not entitled to an opportunity to cure such default), Landlord and Tenant covenant and agree that Landlord shall immediately have the following rights and remedies: (i) to immediately re-enter the Premises by summary proceedings, if necessary, and to dispossess Tenant and all other occupants thereof and to remove and dispose of all property therein or to store such property in a public warehouse or elsewhere at the cost and for the account of Tenant without Landlord being deemed guilty or trespass or becoming liable for any loss of damage which may arise out of such action, except for any such property in which a prior security interest has been granted; (ii) to cancel and terminate this Lease upon three (3) days notice to Tenant stating that this Lease and the term hereof shall expire and terminate on the date specified in such notice, and upon such specified notice, this Lease and all rights of the Tenant under this Lease shall expire and terminate as if that date were the date definitely fixed in this Lease for the termination of the term; (iii) to cancel and terminate Tenant's right to possession of the Premises only, and in the event of such election, Tenant shall immediately quit and surrender possession of the Premises only but Tenant shall remain liable for damages as hereinafter provided. Landlord shall have the right, at its election, to pursue any and/or all of such rights together with any other right or remedy which may be available to Landlord under any statute or rule of law then in effect.

       (d) The rights and remedies herein reserved by or granted to Landlord and Tenant are distinct, separate and cumulative, and the exercise of any one of them shall not be deemed to preclude, waive or prejudice their right to exercise any or all others.

       (e) In the event of any litigation or formal legal proceeding between the parties to this Lease, Landlord and Tenant specifically covenant and agree that the prevailing party in such litigation shall be entitled to recover, in addition to other damages, all court costs, expenses and reasonable attorney's fees that it may actually incur in enforcing the terms of this Lease, and the parties expressly waive any statute, rule of law or public policy to the contrary and further covenant and agree that they shall confirm such waiver in writing at the time of commencement of any such action proceeding or counterclaim.

  25. ACCESS TO PREMISES: Landlord and its authorized representatives shall have the right to enter upon the Premises during all regular business hours for the purpose of inspecting or exhibiting the same to prospective purchasers, mortgagees and tenants. Within one hundred eighty (180) days from the expiration of the initial Lease Term or any extended term, Landlord may place on the Site "For Lease", "To Let" or "For Rent" signs of reasonable size which signs shall not be removed, obliterated or hidden by Tenant.

  26. SUBORDINATION: Landlord and Tenant agree that this Lease be and the same is subject and subordinate at all times to all covenants, restrictions, easements and ground and underlying leases now or hereafter affecting the fee title of the Premises and to all modifications, amendments and supplements thereto. At Landlord's option, this Lease be and the same is subject and subordinate at all times to all mortgages or any other method of financing or refinancing in any amounts, and all advances thereon, which may now or hereafter be placed against or affect any or all of the Real Estate and/or the Premises and/or the Building and any or all of the improvements, and to all renewals, modifications, consolidations, participations, replacements and extensions thereof. The aforesaid provisions shall be self-operative and no further instrument or subordination shall be necessary unless required by any such ground or underlying lessors or mortgagees. Should Landlord or mortgagees desire confirmation of such subordination, the Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) subordinating this Lease and the Tenant's rights hereunder. Should any such mortgagees request that the Lease be made superior, rather than subordinate, to any such ground or underlying lease and/or mortgage, then Tenant, within ten (10) days following Landlord's written request therefor, agrees to execute and deliver, without charge, any and all documents (in form acceptable to such ground or underlying lessors or mortgagees) effectuating such priority.

  27. ATTORNMENT: Tenant agrees that in the event of a sale, transfer, or assignment of the Landlord's interest in the Premises, or in the event that any proceedings are brought for the foreclosure of or for the exercise of any power of sale under any mortgage made by Landlord the Premises, to attorn to and to recognize such transferee, purchaser, ground or underlying lessor or mortgagee as Landlord under this Lease upon written notice of same.

  28. QUIET ENJOYMENT: If Tenant timely pays the rents reserved and performs all of the other terms, covenants and conditions of this Lease on the Tenant's part to be performed, then Tenant shall peaceably and quietly have, hold and enjoy the Premises during the Lease Term, subject to the terms of this Lease, and to any mortgages, ground or underlying leases, agreements and encumbrances to which this Lease is or may be subordinated.

  29. UNAVOIDABLE DELAYS: The provisions of this Paragraph shall be applicable if there shall occur any strikes, lockouts or labor disputes, inability to obtain labor or materials or reasonable substitutes therefor or acts of God, governmental restrictions, regulations or controls, enemy or hostile governmental action, civil commotion, fire or other casualty or other conditions similar or dissimilar to those enumerated in this Paragraph beyond the reasonable control of the party obligated to perform. If Landlord or Tenant shall, as a direct result of any of the above mentioned events, fail to timely perform any obligation on its part to be performed, then such failure shall be excused and not be a breach of this Lease by the party in question, but only to the extent and for the time occasioned by such event. The provisions of this Paragraph shall not apply to Tenant's obligation to pay when due, the Base Rent or any Additional Rent or sums or charges; and in addition lack of funds and inability to procure financing shall not be deemed to be an event beyond the reasonable control of Tenant. In the event of such an unavoidable delay and as a condition precedent of Tenant claiming or relying upon such delay, Tenant shall give notice in writing describing such event to Landlord within ten (10) days after the occurrence of same.

  30. SURRENDER OF PREMISES: Upon the expiration or sooner termination of the Lease Term, Tenant agrees to quit and surrender the Premises, broom-clean, in good condition and repair, reasonable use, wear and tear, natural deterioration and insured casualty excepted, together with all keys and combinations to locks, safes and vaults and all improvements, alterations, additions, signs, trade fixtures, lighting fixtures and equipment at any time made or installed in, upon or to the interior or exterior of the Premises, except personal property, all of which shall, at Landlord's option, then become the property of Landlord without any claim by Tenant, but the surrender of such property to Landlord shall not be deemed to be a payment of rent or in lieu of any rent reserved hereunder. Before surrendering the Premises, Tenant shall remove all of Tenant's personal property and, at Landlord's option, Tenant shall also remove any alterations, additions, signs, trade fixtures and other fixtures, equipment and decorations at any time made or installed by Tenant in, upon or to the interior or exterior of the Premises, and Tenant further agrees to repair any damage caused thereby. If Tenant shall fail to remove any of Tenant's said personal property and any alterations, additions, signs, trade fixtures and other fixtures, equipment and decorations demanded by Landlord to be removed, said property shall, at the option of Landlord, either be deemed abandoned and become the exclusive property of Landlord, or Landlord shall have the right to remove and store said property, at the expense of Tenant, without further notice to or demand upon Tenant and hold Tenant responsible for any and all charges and expenses incurred by Landlord therefor. If Tenant shall leave any of said property on the Premises with Landlord's consent, then Tenant shall have no further responsibilities with respect to said property. If the Premises be not surrendered as and when aforesaid and after Landlord shall have given to Tenant a three (3) day notice to quit, Tenant shall indemnify Landlord against all loss or liability resulting from the delay by Tenant in so surrendering the same, including, without limitation, any claims made by any succeeding occupant founded on such delay. Tenant's obligations under this Paragraph shall survive the expiration or sooner termination of the Lease Term.

  31. HOLDING OVER: Should Tenant remain in possession of the Premises after the expiration of the Lease Term (or any renewal term hereof) without the execution of a new lease, such holding over shall be deemed to have created and be construed as a tenancy from month-to-month terminable on thirty (30) days written notice by either party to the other, at a monthly rental equal to the sum of (i) One and one-half times the monthly installment of Base Rent payable during the last month of the Lease Term, and (ii) one-twelfth (1/12th) of Tenant's proportionate share of real estate taxes and assessments payable for the last Lease Year of the Lease Term, subject to all the other conditions, provisions and obligations of the Lease insofar as the same are applicable to a month-to-month tenancy. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or other action based on holdover except for mandatory or compulsory counterclaims under the procedural laws of the state where the Premises are located.

  32. RELATIONSHIP OF PARTIES: Nothing contained in this Lease shall be deemed, construed or implied as creating the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

  33. NO WAIVER: The failure of Landlord or Tenant to insist upon the strict performance of any provisions of this Lease, or the failure of Landlord or Tenant to exercise any right, option or remedy hereby reserved shall not be construed as a future waiver of any such provision, right, option or remedy or as a waiver of a subsequent breach thereof.

  34. NOTICES: Every notice, demand, request or other communications which may be or is required to be given under this Lease shall be in writing and shall be sent by United States Certified or Registered Mail, postage prepaid, return receipt requested, and shall be addressed:

       (a)  if to Landlord, to the Landlord's Address, and

       (b) if to Tenant, to Tenant's Address; and the same shall be deemed delivered when deposited in the United States Mail, postage prepaid, or sent via federal express or other comparable overnight delivery service. Either party may designate, by written notice to the other party, any other address for such purposes.

  35. RECORDING: Tenant agrees not to record this Lease or any memorandum thereof without the prior written consent of Landlord.

  36. PARTIAL INVALIDITY: If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be held void or invalid, then the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held void or invalid shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

  37. PROVISIONS BINDING: Except as otherwise expressly provided in this Lease, all covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns. Each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one Tenant, they shall all be bound, jointly and severally, by the provisions of this Lease.

  38.  MISCELLANEOUS:

       (a) This Lease, including the Exhibits and Riders attached hereto, sets forth the entire agreement between the parties.

       (b) All prior conversations or writings between the parties hereto or their representatives are merged herein and extinguished.

       (c) This Lease shall not be modified except by a writing signed by the parties, nor may this Lease be cancelled by Tenant or the Premises surrendered except with the express written authorization of Landlord unless otherwise specifically provided herein.

       (d) The initial submission by Landlord to Tenant of this Lease shall be deemed submitted solely for Tenant's consideration and not for acceptance and execution. Such submissions shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligations upon either party. The submission by Landlord of this Lease for execution by Tenant and the actual execution and delivery thereof by Tenant to Landlord shall similarly have no binding force and effect unless and until Landlord shall have executed this Lease and a counterpart thereof shall have been delivered to Tenant.

       (e) If any provision contained in any attached Rider or Exhibit is inconsistent or in conflict with any printed provisions of this Lease, the provision contained in such Rider or Exhibit shall supersede said printed provision and shall be paramount and superior.

       (f) The captions, numbers and index appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any Paragraph, nor in any way affect this Lease.

  39. CONSENTS: Wherever in this Lease express provision is made that Tenant is required to procure Landlord's written permission, consent or approval, such written permission, consent or approval shall not be unreasonably withheld or delayed, provided that Tenant shall not be entitled to any damages for any withholding or delay of any such permission, consent or approval, it being understood and agreed that Tenant's sole and only remedies shall be limited to an action for summary judgment, an injunction or declaratory judgment.

  40. REGULATORY APPROVAL: Tenant's obligations hereunder are subject to regulatory approval of this Lease by the Iowa Department of Banking.

  41. COUNTERPARTS: This Lease may be executed in several counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have respectively signed and sealed this Lease as of the date and year set forth below.

Date: June 29, 2000                 LANDLORD:

                                    56 UTICA L.L.C..


                                    By  /S/ Gregory J. Kautz
                                    --------------------------------------------
                                    Gregory J. Kautz, Manager

Date: June 29, 2000                 TENANT:

ATTEST:                             QUAD CITY BANK AND TRUST COMPANY


                                    By



STATE OF IOWA, COUNTY OF SCOTT, SS:

On this 29th day of June, 2000, before me, the undersigned, a Notary Public in and for said State personally appeared Gregory J. Kautz, to me personally known, who, being by me duly sworn, did say that that person is the Manager of said limited liability company, that said instrument was signed on behalf of said limited liability company by authority of its members and the said Gregory Kautz acknowledged the execution of said instrument to be the voluntary act and deed of said limited liability company by it voluntarily executed.

(Notary Seal)              Notary Public

STATE OF IOWA, COUNTY OF SCOTT, SS:

On this 29th day of June, 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared and , to me personally known, who, being by me duly sworn, did say that they are the and , respectively, of Quad City Bank & Trust Company; that said instrument was signed on behalf of said corporation by authority of its Board of Directors; and that the said and as such officers acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by them voluntarily executed.

(Notary Seal)              Notary Public

                                   Exhibit "A"

Lot 2 in Crow Valley Plaza Second Addition, an Addition to the City of Davenport, Iowa,

                                       and

A parcel of land being part of Lot 3 of Crow Valley Plaza 2nd Addition to the City of Davenport; all as situated in Part of the Northwest Quarter of Section 9, Township 78 North, Range 4 East of the 5th P.M.; more particularly described as follows: Beginning at the Southeast corner of Lot 2 of said Addition; thence North 79(degree) 47' 52" West, a distance of 349.63 feet to a point on the Easterly right-of-way of Utica Ridge Road; thence, along said right-of-way, South 10(degree) 12' 08" West, a distance of 38.00 feet; thence South 79(degree) 47' 52" East, a distance of 349.63 feet to a point on the Westerly right-of-way of Victoria Avenue; thence along said right-of-way, North 10(degree) 12' 11" East, a distance of 38.00 feet to the point of beginning. For the purpose of this description, the Easterly right-of-way of Utica Ridge Road is assumed to bear South 10(degree) 12' 08" West. The above described parcel contains 13,286 square feet, more or less.